FORM OF PROXY CARD FOR DENTSPLY INTERNATIONAL INC.

DENTSPLY INTERNATIONAL INC.
221 WEST PHILADELPHIA ST.
SUITE #60W
YORK, PA 17401-2991

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote over the Internet, you DO NOT need to return your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97917-S39364

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DENTSPLY INTERNATIONAL INC.

The Board of Directors recommends you vote FOR each of the following proposals:	For	Against	Abstain
1. To approve the issuance of shares of DENTSPLY International Inc. ("DENTSPLY") common stock to Sirona Dental Systems, Inc. ("Sirona") stockholders pursuant to the merger between Dawkins Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of DENTSPLY ("Merger Sub"), and Sirona (the "merger") as contemplated by the Agreement and Plan of Merger, dated as of September 15, 2015, among DENTSPLY, Sirona and Merger Sub (the "merger agreement").	☐	☐	☐
2. To approve the adoption of DENTSPLY's amended and restated certificate of incorporation as contemplated by the merger agreement.	☐	☐	☐
3. To approve, on a non-binding advisory basis, specific compensatory arrangements between DENTSPLY and its named executive officers relating to the merger.	☐	☐	☐
4. To approve the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan to be effective as of the consummation of the merger.	☐	☐	☐
5. To approve any motion to adjourn the DENTSPLY special meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder must sign. Executors, trustees and other fiduciaries should so indicate when signing. If the Stockholder is a corporation, please sign the full name of the duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on [•], 2016.

In accordance with SEC rules, you may access the Notice and Proxy Statement and vote via the Internet at http://www.proxyvote.com, which does not have "cookies" that identify visitors to the site.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com.

M97918-S39364

DENTSPLY INTERNATIONAL INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Special Meeting of Stockholders [•], 2016 [•]

The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints Justin H. McCarthy, II and Dane A. Baumgardner, and each of them, as the attorney and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held at the Company's World Headquarters, 221 West Philadelphia St., York, Pennsylvania 17401, on Monday, [•], 2016, commencing at [•], local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP") and/or DENTSPLY International Inc. 401(k) Savings Plan (the "401(k)"). I hereby instruct you to (a) vote the shares of Common Stock, par value $0.01 per share, of DENTSPLY International Inc. (the "Company") allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting.

This proxy is solicited pursuant to a separate Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged. This proxy should be submitted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on [•], [•], 2016 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on [•], [•], 2016, for the Trustee to vote the shares covered by the ESOP and/or the 401(k).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side